UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota		55391
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 1.01 – Entry into a Material Definitive Agreement

Effective June 30, 2010, Northern Oil and Gas, Inc., a Nevada corporation (“Northern Oil Nevada”), completed its reincorporation in the State of Minnesota from the State of Nevada (the “Reincorporation”).  The Reincorporation was completed pursuant to a Plan of Merger, dated as of June 30, 2010 (the “Plan of Merger”), between Northern Oil Nevada and Northern Oil and Gas, Inc., a Minnesota corporation and wholly-owned subsidiary of Northern Oil Nevada (the “Company”), pursuant to which Northern Oil Nevada merged with and into the Company (the “Merger”), with the Company surviving in the Merger. Pursuant to the recommendation of the Board of Directors of Northern Oil Nevada, the stockholders of Northern Oil Nevada approved the Reincorporation and the Plan of Merger at its 2010 Annual Meeting of Stockholders (the “Annual Meeting’) held on June 30, 2010.

Pursuant to the terms of the Plan of Merger, (i) the Company succeeded to the ownership of all of Northern Oil Nevada’s assets, as well as the rights, powers and privileges of Northern Oil Nevada and assumed all of the obligations of Northern Oil Nevada then in existence; (ii) Northern Oil Nevada’s officers and directors became the officers and directors of the Company; (iii) the Company’s Articles of Incorporation and Bylaws govern the surviving corporation; and (vi) the name of the surviving corporation is “Northern Oil and Gas, Inc.”

As a result of the Reincorporation, (i) each share of Northern Oil Nevada’s common stock, par value $0.001 per share, outstanding immediately before the Reincorporation was automatically converted into one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) all options, warrants and other rights to acquire Northern Oil Nevada common stock outstanding immediately before the Reincorporation were also automatically converted into options, warrants and rights to acquire the same number of shares of Company Common Stock, with the same terms and conditions.  Upon the Reincorporation, each outstanding certificate representing shares of certain Northern Oil Nevada common stock was deemed, without any action by the Northern Oil Nevada stockholders, to represent the same number and class of shares of Company Common Stock. Northern Oil Nevada stockholders do not need to exchange their stock certificates as a result of the Reincorporation.  As of June 30, 2010, the rights of the Company’s shareholders began to be governed by Minnesota corporation law and the Company’s Articles of Incorporation and Bylaws.

The foregoing description of the Reincorporation, the Plan of Merger, the Articles of Incorporation and Bylaws is not complete and is qualified in its entirety by reference to the full text of the Plan of Merger, the Certificate of Incorporation and the Bylaws, which are attached as Exhibits  2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.  A more detailed description of the Plan of Merger and the effects of the Reincorporation, including material differences between the corporation laws of Nevada and Minnesota, was previously reported in Proposal No. 3 of Northern Oil Nevada’s proxy statement filed with the Securities and Exchange Commission on June 1, 2010.

Item 3.03 – Material Modification to Rights of Security Holders

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders

(a)           On June 30, 2010, Northern Oil and Gas, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  As of June 1, 2010, there were 51,058,976 shares of common stock entitled to vote at the Annual Meeting and a total of 46,617,483 shares (91.30% of all outstanding shares) were represented at the Annual Meeting.  The proposals that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions, and broker non-votes, as to each such proposal where applicable, are set forth below.

(b)

Proposal One - Election of Directors

The Company’s common stockholders elected each of the Company’s seven nominees to serve as director for a term of one year, which term shall expire at the Company’s 2011 Annual Meeting of Stockholders, as set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael L. Reger	30,038,858	7,088,292	9,490,333
Ryan R. Gilbertson	36,513,141	614,009	9,490,333
Robert Grabb	34,915,774	2,211,376	9,490,333
Loren J. O’Toole	36,739,421	387,729	9,490,333
Jack E. King	36,740,131	387,019	9,490,333
Lisa Bromiley Meier	36,738,748	388,402	9,490,333
Carter Stewart	34,542,018	2,584,132	9,490,333

Proposal Two - Ratification of the Appointment of Mantyla McReynolds LLC as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2010

The Company’s common stockholders ratified the appointment of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, as set forth below:

For	Against	Abstain
46,461,805	99,772	55,906

Proposal Three - Approve a Change of the Company’s State of Incorporation from Nevada to Minnesota

The Company’s common stockholders approved a change of the Company’s state of incorporation from Nevada to Minnesota, as set forth below:

For	Against	Abstain
37,033,066	62,499	31,585

The above proposals submitted to vote of security holders at the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 1, 2010.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1	Plan of Merger, dated as of June 30, 2010, by and between Northern Oil and Gas, Inc. (a Nevada corporation) and Northern Oil and Gas, Inc. (a Minnesota corporation)
3.1	Articles of Incorporation of Northern Oil and Gas, Inc.
3.2	Bylaws of Northern Oil and Gas, Inc.
4.1	Specimen Certificate of Common Stock, par value $0.001 per share of Northern Oil and Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010	NORTHERN OIL AND GAS, INC.

	By	/s/ Michael L. Reger
Michael L. Reger, Chief Executive Officer